                                                                     EXHIBIT 2.1

                                 EPIGENIX, INC.


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS


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                                                                             PAGE
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
1.       Purchase and Sale of Series A Preferred Stock.........................1
         1.1      Sale and Issuance of Series A Preferred......................1
         1.2      Closing......................................................1
         1.3      Second Closing...............................................2

2.       Definitions...........................................................2
         2.1      "Material Adverse Event......................................2
         2.2      "Subsidiary..................................................2

3.       Representations and Warranties of the Company to the Investors........2
         3.1      Corporate Organization and Authority.........................2
         3.2      Capitalization...............................................2
         3.3      Subsidiaries.................................................3
         3.4      Authorization................................................3
         3.5      Validity of Series A Preferred...............................3
         3.6      No Conflict with Other Instruments; Compliance with Laws.....4
         3.7      Agreements; Actions..........................................4
         3.8      Litigation...................................................5
         3.9      Title to Properties; Liens and Encumbrances..................5
         3.10     Patents and Other Proprietary Rights.........................5
         3.11     No Defaults; Violations or Conflicts.........................6
         3.12     Private Offering.............................................6
         3.13     Registration Rights..........................................6
         3.14     Brokers and Finders..........................................6
         3.15     Governmental Consents........................................6
         3.16     Corporate Documents..........................................6
         3.17     Minute Books.................................................6
         3.18     Financial Statements.........................................7

4.       Representations and Warranties of the Investor........................7
         4.1      Authorization................................................7
         4.2      Brokers and Finders..........................................7

5.       Securities Laws.......................................................7
         5.1      Securities Laws Representations and Covenants of Investor....7
         5.2      Legends......................................................9


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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE
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
6.       Conditions of Investor's Obligations at the Initial Closing...........9
         6.1      Representations and Warranties...............................9
         6.2      Performance..................................................9
         6.3      Blue Sky Compliance..........................................9
         6.4      Information and Registration Rights..........................9
         6.5      First Refusal Agreement......................................9
         6.6      Proceedings Satisfactory: Compliance Certificate.............9
         6.7      Opinion of Counsel..........................................10
         6.8      Certified Charter Documents.................................10
         6.9      Amended and Restated Certificate of Incorporation...........10
         6.10     Voting Agreement............................................10

7.       Conditions of the Company's Obligations at Initial Closing...........10
         7.1      Representations and Warranties..............................10
         7.2      Blue Sky Compliance.........................................10
         7.3      Information and Registration Rights.........................10
         7.4      First Refusal Agreement.....................................10
         7.5      Amended and Restated Certificate of Incorporation...........10
         7.6      Voting Agreement............................................11

8.       Post-Closing Covenant of the Company.................................11
         8.1      Securities Laws Compliance..................................11

9.       Miscellaneous........................................................11
         9.1      Entire Agreement; Successors and Assigns....................11
         9.2      Governing Law...............................................11
         9.3      Counterparts................................................11
         9.4      Headings....................................................11
         9.5      Notices.....................................................11
         9.6      Survival of Warranties......................................11
         9.7      Amendment of Agreement......................................12
         9.8      Finders Fees................................................12
         9.9      Expenses....................................................12
         9.10     Aggregation of Stock........................................12
         9.11     Severability................................................12
         9.12     Delays or Omissions.........................................12
         9.13     Corporate Securities Law....................................13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                             PAGE
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EXHIBITS
--------
Exhibit A         Schedule of Investors
Exhibit B         Amended and Restated Certificate of Incorporation
Exhibit C         Schedule of Exceptions
Exhibit D         Form of Information and Registration Rights Agreement
Exhibit E         Form of Right of First Refusal Agreement
Exhibit F         Legal Opinion of Company Counsel
Exhibit G         Form of Voting Agreement

                               SERIES A PREFERRED
                            STOCK PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of January , 1998 by and among EpiGenix, Inc., a Delaware corporation (the "Company"), and Microcide Pharmaceuticals, Inc. ("Microcide" or the "Investor").


                                R E C I T A L S:

         A. The Board of Directors of the Company has adopted the Amended and Restated Certificate of Incorporation (the "Certificate") in the form attached hereto as Exhibit B which, among other matters, establishes the rights, preferences and privileges of the Company's Series A Preferred Stock ("Series A Preferred"), Series B Preferred Stock (the "Series B Preferred") and Series C Preferred Stock (the "Series C Preferred").

         B. The Company desires to sell shares of Series A Preferred to the Investor and the Investor desires to purchase shares of Series A Preferred, on the terms and subject to the conditions set forth in this Agreement.

         THE PARTIES AGREE AS FOLLOWS:

         1.       Purchase and Sale of Series A Preferred Stock.

                  1.1 Sale and Issuance of Series A Preferred. The Company shall sell to the Investor and the Investor shall purchase from the Company the number of shares of Series A Preferred as set forth opposite the name of such Investor on Exhibit A in exchange for the assignment and license of certain technology from Microcide to the Company as set forth in the Core Technology Development and License Agreement between Microcide and the Company of even date herewith (the "License Agreement"). The shares of Series A Preferred sold to the Investor are referred to as the "Shares."

                  1.2 Closing. The initial purchase and sale of the Shares shall take place on the initial closing date of the sale by the Company to certain investors of the Series B Preferred Stock pursuant to that certain Series B and Series C Preferred Stock Purchase Agreement of even date herewith (the "Series B and C Purchase Agreement"), or on such other date as the Company and the Investor mutually agree (the dates of the purchase and sale of the Series A Preferred are designated the "Closings"). At the initial closing ("Initial Closing"), the Company shall deliver to the Investor a certificate representing the Shares of Series A Preferred to be purchased by the Investor at the Initial Closing as set forth on Exhibit A against delivery to the Company by such Investor at the Initial Closing of (a) an executed counterpart of this Agreement, and (b) an executed counterpart of the License Agreement.

                  1.3 Second Closing. On the earliest to occur of (i) the closing of the sale of the Series C Preferred on the second closing date under the Series B and C Purchase Agreement, (ii) June 30, 1998 or (iii) thirty (30) days prior to the closing of a proposed acquisition of the Company, whether by way or merger, sale of assets or sale of stock, the Company agrees to issue at a second Closing (the "Second Closing"), that number of Shares of the Series A Preferred Stock set forth opposite the Investor's name on Exhibit A attached hereto. At the Second Closing, the Company shall deliver to the Investor a certificate representing the Shares of Series A Preferred Stock to be issued at the Second Closing as set Forth on Exhibit A.

         2.       Definitions.  For purposes of this Agreement:

                  2.1 "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company.

                  2.2 "Subsidiary" constitutes any corporation more than 50% of whose stock (measured by virtue of voting rights) in the aggregate is owned by the Company.

         3. Representations and Warranties of the Company to the Investors. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to the Investor that:

                  3.1 Corporate Organization and Authority.  The Company:

                           (a)      is a corporation duly organized, validly
existing, authorized to exercise all its corporate powers, rights and privileges, and is in good standing in the State of Delaware;

                           (b)      has the corporate power and corporate
authority to execute this Agreement and the Information and Registration Rights Agreement (the "Rights Agreement") attached hereto as Exhibit D, the Right of First Refusal Agreement (the "First Refusal Agreement") attached hereto as Exhibit E and the Voting Agreement (the "Voting Agreement") attached hereto as Exhibit G (this Agreement, the Rights Agreement, the First Refusal Agreement and the Voting Agreement are collectively referred to as the "Agreements") and carry out the transactions contemplated hereby and thereby and to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and

                           (c)      is qualified as a foreign corporation in all
jurisdictions in which such qualification is required, except jurisdictions where the failure to be qualified would not be a Material Adverse Event.

                  3.2 Capitalization. Immediately prior to the Closing, the authorized capital of the Company shall consist of:

                           (a)      Preferred Stock.  21,803,334 shares of
Preferred Stock par value $0.001 per share, 8,750,000 shares of which are designated Series A Preferred Stock and of which none are outstanding prior to the Closing, 4,303,334 shares of which are designated Series B Preferred Stock and of which none are outstanding prior to the Closing, and 8,750,000 shares of Series C Preferred Stock, and of which none are outstanding prior to the Closing.

                           (b)      Common Stock.  50,000,000 shares of Common
Stock par value $0.001 per share, of which 3,134,750 shares are issued and outstanding. All outstanding shares of Common Stock are duly and validly issued (including without limitation, issued in compliance with applicable federal and state securities laws), fully-paid, and non-assessable

                           (c)      Other.  Except as set forth in the Schedule
of Exceptions and as contemplated by this Agreement and the Rights Agreement, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

                  3.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, associations or other business entities. The Company is not a participant in any joint venture or partnership.

                  3.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under the Agreements, and for the issuance and delivery of the Shares, and of the Common Stock issuable upon conversion of the Shares, has been taken. The Agreements constitute legally binding valid obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                  3.5 Validity of Series A Preferred. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and non-assessable, and free from any liens or encumbrances other than those accepted or imposed by the holders thereof, and the applicable state and federal securities laws restrictions on transfer to which such Shares are subject. The Common Stock issuable upon conversion of the Shares, assuming such Common Stock is issued to the Investors or qualified transferees, upon issuance in accordance with the Certificate shall be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully paid and non-assessable, and free from any liens or encumbrances other than those accepted or imposed by the holders thereof and the applicable state and federal securities laws restrictions on transfer to which such Shares are subject.

                  3.6 No Conflict with Other Instruments; Compliance with Laws. The execution, delivery and performance of the Agreements will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Certificate or Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the best of Company's knowledge, any statute, rule or governmental regulation applicable to the Company. To the best of Company's knowledge, the Company is conducting its business in compliance with all statutes, rules, and governmental regulations applicable to the Company where the failure to do so would constitute a Material Adverse Event.

                  3.7 Agreements; Actions.

                           (a) Except for the agreements explicitly contemplated
hereby, as set forth in the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                           (b) There are no agreements, understandings,
instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to, the Company in excess of $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company or (iii) any other material agreement.

                           (c) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed, (iii) incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, other than obligations or liabilities of the Company for compensation under employment, advisor or consulting agreements, (iv) made any loans or advances to any person, other than ordinary advances for travel expenses, (v) sold, exchanged or otherwise disposed of any of its material assets or rights or (vi) agreed to any of the foregoing.

                           (d) The Company is not a party to and is not bound by
any contract, agreement or instrument, or subject to any restriction under its Certificate or Bylaws, which to the knowledge of the Company adversely affects in any material respect its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                           (e) Except with respect to Microcide in connection
with the purchase and sale of Series A Preferred, the Company has not engaged in the past six months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50 percent of the voting power of the Company is disposed of, other than as contemplated by this Agreement, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                           (f) The Company was incorporated on December 11, 1997
and has not yet commenced operations other than in connection with and as contemplated by this Agreement and the Agreements or in connection with its initial organization, recruitment of employees and consultants, licensing patents and technology, leasing a facility, and other similar activities.

                  3.8 Litigation. There is no action, proceeding or investigation pending or to the best of the Company's knowledge, threatened, that questions the validity of this Agreement, or the Rights Agreement or the right of the Company to enter into this Agreement or the Rights Agreement or to consummate the transactions contemplated hereby and thereby, or that would result, either individually or in the aggregate, in any Material Adverse Event, nor is the Company aware that there is any basis for the foregoing. There is no judgment, decree or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. The Company has no present intention to commence litigation against any other party.

                  3.9 Title to Properties; Liens and Encumbrances. Excluding for purposes of this section 3.9 the assets transferred to the Company pursuant to the License Agreement, the Company has good and marketable title to all of its tangible properties and assets, both real and personal, all of which is in good operating and usable condition (subject to normal wear and tear), and has good title to all its leasehold interests and is in compliance with such leases, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge which would constitute a Material Adverse Event.

                  3.10 Patents and Other Proprietary Rights. To the best of the Company's knowledge, and excluding for purposes of this section 3.10 the intellectual property rights assigned or licensed to the Company pursuant to the License Agreement, the Company has sufficient title and ownership of all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted, without conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, which would be material to the Company's business as conducted or, to the best of the Company's knowledge, as proposed to be conducted. The Company has not received any communications alleging, nor is the Company aware of any basis for such allegation, that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Each employee of and consultant to the Company with access to confidential or proprietary information has executed a proprietary information agreement obligating such employee or consultant to hold all such information in confidence. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company which have not been assigned or licensed to the Company.

                  3.11 No Defaults; Violations or Conflicts. The Company is not in violation of any term or provision of its Certificate, Bylaws, or any term or provision of any indebtedness, mortgage, indenture, contract, agreement, or judgment which would constitute a Material Adverse Event.

                  3.12 Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Shares or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  3.13 Registration Rights. Except as provided in the Rights Agreement attached as Exhibit C, the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  3.14 Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the sale of the Shares.

                  3.15 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for qualification (or taking such action as may be necessary to secure an exemption from qualification) under the California Corporate Securities Laws and other applicable blue sky laws of the Shares (and the Common Stock issuable upon conversion thereof) and the modification of rights of stockholders contemplated by this Agreement and the Rights Agreement.

                  3.16 Corporate Documents. The Certificate and Bylaws of the Company as presently in effect are in the form previously provided to special counsel to the Investor.

                  3.17 Minute Books. The minute books of the Company made available to special counsel to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.18 Financial Statements. Consistent with having conducted no operations as set forth in Section 3.7(f) hereof, the Company has no financial statements (balance sheet, income statement and cash flow statement).

         4. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

                  4.1 Authorization. When executed and delivered by the Investor, and assuming execution and delivery by the Company, the Agreements will constitute valid obligations of such Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                  4.2 Brokers and Finders. The Investor has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

         5. Securities Laws.

                  5.1 Securities Laws Representations and Covenants of Investor.

                           (a) This Agreement is made with the Investor in
reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares and the Common Stock issuable upon conversion thereof (collectively, the "Securities") to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

                           (b) The Investor understands and acknowledges that
the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon such Investor's representations set forth in this Agreement.

                           (c) The Investor covenants that in no event will it
dispose of any of the Securities (other than if a Registration Statement is in effect with respect to such shares of the Securities or a disposition pursuant to Rule 144 promulgated by the Securities and Exchange Commission ("Commission") under the Securities Act ("Rule 144") or any similar or analogous rule) unless and until (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition that are necessary to the availability of an exemption under the Securities Act other than Rule 144, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, the Investor which is a partnership may transfer Series A Preferred to its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will or intestate succession to any such partner's spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement, the Rights Agreement and the First Refusal Agreement to the same extent as if such transferee were an Investor; provided, however, that each Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Securities were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws. Any certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.2 below, provided, however, that any legend endorsed on a certificate pursuant to Section 5.2(a) hereof shall be removed (i) if the Securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (ii) if such Securities may be transferred in compliance with Rule 144(k) promulgated under the Securities Act. Any legend endorsed on a certificate pursuant to Section 5.2(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal.

                           (d) The Investor represents that: (i) it has such
knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Securities and is an accredited investor as defined in Rule 501(a) of Regulation D under the Act; (ii) it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Securities; (iii) it has the ability to bear the economic risks of such Investor's prospective investment; (iv) the Investor understands that no public market currently exists for any of the Company's securities, and that the Company has made no assurances that a public market will ever exist for the Securities and (v) such Investor is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer complete loss on its investment.

         5.2 Legends.

                           (a) All certificates for the Securities shall bear
the following legend:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

                           (b) Any certificates evidencing the Securities shall
also bear any legend required by the Commissioner of Corporations of the State of Delaware or required pursuant to any state, local or foreign law governing such securities.

         6. Conditions of Investor's Obligations at the Initial Closing. The obligations of the Investor under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Initial Closing of each of the following conditions, any of which may be waived in writing by the Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date of the Initial Closing with the same effect as if made on and as of the Initial Closing.

                  6.2 Performance. The Company shall have performed or fulfilled in all material respects all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Initial Closing.

                  6.3 Blue Sky Compliance. The Company shall have complied with and be effective under all state securities or Blue Sky laws applicable to the offer and sale of the Shares to the Investor at the Initial Closing.

                  6.4 Information and Registration Rights. The Company, the purchasers of the Series B Preferred and the Investor shall have entered into the Rights Agreement in substantially the form attached hereto as Exhibit D.

                  6.5 First Refusal Agreement. The Company, the Investor, other investors and Keith Bostian shall have entered into a First Refusal Agreement in substantially the form attached hereto as Exhibit E.

                  6.6 Proceedings Satisfactory: Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Investors and their counsel, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request. The Company shall have delivered to the Investor a certificate dated as of the Initial Closing, signed by the Company's President, certifying that the conditions set forth in Sections 6.1, 6.2, and 6.8 have been satisfied.

                  6.7 Opinion of Counsel. There shall have been delivered to the Investor an opinion of legal counsel to the Company, in substantially the form of Exhibit F attached hereto, dated as of the date of the Initial Closing.

                  6.8 Certified Charter Documents. There shall have been delivered to the Investor a copy of the Certificate and Bylaws of the Company (as amended and restated through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the date of the Initial Closing.

                  6.9 Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall have been filed with and accepted by the Delaware Secretary of State.

                  6.10 Voting Agreement. The Company, the purchasers of the Series B Preferred, the Investor and Keith Bostian shall have entered into a Voting Agreement in substantially the form of Exhibit G attached hereto.

         7. Conditions of the Company's Obligations at Initial Closing. The obligations of the Company under Sections 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Initial Closing of each of the following conditions, any of which may be waived in writing by the Company:

                  7.1 Representations and Warranties. The representations and warranties of the Investor contained in Sections 4 and 5 shall be true on and as of the Initial Closing with the same effect as though said representations and warranties had been made on and as of the Initial Closing.

                  7.2 Blue Sky Compliance. The Company shall have complied with and be effective under all state securities or Blue Sky laws applicable to the offer and sale of the Shares to the Investor.

                  7.3 Information and Registration Rights. The Company and the Investor shall have entered into the Rights Agreement in substantially the form of Exhibit D attached hereto.

                  7.4 First Refusal Agreement. The Company, the purchasers of the Series B Preferred, the Investor and Keith Bostian shall have entered into a First Refusal Agreement attached hereto as Exhibit E.

                  7.5 Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall have been filed with and accepted by the Delaware Secretary of State.

                  7.6 Voting Agreement. The Company, the purchasers of the Series B Preferred, the Investor and Keith Bostian shall have entered into a Voting Agreement in substantially the form of Exhibit G attached hereto.


8.       Post-Closing Covenant of the Company.

                  8.1 Securities Laws Compliance. The Company shall within fifteen (15) days of the Closings file a notice of the sale of the Shares to the Investors pursuant to Section 25102(f) of the California Corporations Code and shall make any other filings required by the securities or Blue Sky laws of any other applicable jurisdiction.

9.       Miscellaneous.

                  9.1 Entire Agreement; Successors and Assigns. The Agreements constitute the entire agreement between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and the Investors is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  9.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  9.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) five
(5) days after sending by first class U.S. mail postage prepaid, (ii) upon personal delivery, or (iii) on the date of sending if sent by commercial overnight courier addressed to the Company as set forth below the Company's name on the signature page of this Agreement, and to an Investor, at the Investor's address as set forth on Exhibit A or at such other address as the Company or the Investor may designate.

                  9.6 Survival of Warranties. The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and such warranties, representations and covenants of the Company shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the

Investors; provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

                  9.7 Amendment of Agreement. Any provision of this Agreement may be amended, waived or terminated by a written instrument signed by the Company and by persons holding more than fifty percent (50%) of the aggregate of
(i) the then outstanding shares of Series A Preferred Stock (assuming conversion to Common Stock at the conversion rate then in effect) and (ii) the then outstanding shares of Common Stock into which the shares of Series A Preferred Stock have been converted, other than shares of Common Stock which have been sold to the public.

                  9.8 Finders Fees. Each of the Company and the Investor will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

                  9.9 Expenses. The Company and the Investor will each bear their respective legal and other fees and expenses in connection with the transactions contemplated in this Agreement and the Series B and C Preferred Stock Purchase Agreement; provided, however, if the sale of any of the Shares is consummated, the Company shall pay at the Closing the reasonable fees and expenses of counsel to the Investor, up to a maximum of $10,000.

                  9.10 Aggregation of Stock. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  9.11 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

                  9.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  9.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



         THE COMPANY:             EPIGENIX, INC.
                                  a Delaware corporation


                                  By:           [SIG]
                                     -------------------------------
                                  Title:
                                        ----------------------------
                                  Address: 850 Maude Avenue
                                           Mountain View, California 94043


         [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

         THE INVESTOR:            MICROCIDE PHARMACEUTICALS, INC.,
                                  a Delaware corporation


                                  By:           [SIG]
                                     -------------------------------
                                  Title:
                                        ----------------------------
                                  Address:  850 Maude Avenue
                                            Mountain View, California  94043

         [SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


                                      Initial Closing         Second Closing
                                      ----------------      -----------------
                                      Number of Shares       Number of Shares
Name and Address of Investor              Series A              Series A
----------------------------          ----------------      -----------------
Microcide Pharmaceuticals, Inc.           5,250,000             3,500,000
850 Maude Avenue
Mountain View, CA 94043

\                                   EXHIBIT B                             PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                                  ------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "MOLECULAR MEDICINE, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 1998 AT 9 O'CLOCK A.M.



                                        /s/  Edward J. Freel
                   [SEAL]               -------------------------------
                                        Edward J. Freel, Secretary of State


2828026 8100                            AUTHENTICATION: 8865993
981015118                                         DATE: 01-14-98

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/13/1998
                                                             981015118 - 2828026






                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MOLECULAR MEDICINE, INC.


         Keith Bostian and Joshua L. Green certify that:

         1. They are the President and Secretary, respectively, of Molecular Medicine, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation").

         2. The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of Delaware is December 11, 1997.

         3. The text of the Amended and Restated Certificate of Incorporation of this Corporation as heretofore amended or supplemented is restated to read in its entirety as follows:

         ONE. The name of the Corporation is EpiGenix, Inc. (the "Corporation" or the "Company").

         TWO. The name and address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The name of the registered agent at such address is the Corporation Service Company.

         THREE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOUR. This Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 21,803,334, each with a par value of $0.001 per share. The Preferred Stock may be issued from time to time in one or more series, subject to the covenants contained in this Amended and Restated Certificate of Incorporation. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. The Preferred Stock shall consist of three series, designated (i) Series A Preferred Stock ("Series A Preferred") consisting of 8,750,000 shares (ii) Series B Preferred Stock ("Series B Preferred") consisting of 4,303,334 shares and (iii) Series C Preferred Stock ("Series C Preferred") consisting of

8,750,000 shares. The Series A Preferred, Series B Preferred and Series C are collectively referred to as the "Preferred".

         The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

         1. Dividends. The holders of the Preferred shall be entitled to receive dividends out of funds legally available therefor, at the annual rate of (i) $0.0675 per share of Series A Preferred, (ii) $0.0675 per share of Series B Preferred, and (iii) $0.1008 per share of Series C Preferred, held by them, as adjusted for stock splits, stock dividends, recapitalizations, and similar events, prior and in preference to the declaration or payment of any dividend or other distribution (payable other than in Common Stock) with respect to the Common Stock, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, unless (i) dividends shall have been paid or declared and set apart for payment, on account of all shares of Preferred then issued and outstanding, at the aforesaid rate for such calendar year, and (ii) at the same time an equivalent dividend with respect to the Preferred has been paid or declared and set apart for payment.

         2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

                  (a) The holders of the Series B Preferred and Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred and the Common Stock by reason of their ownership of such stock, the amount equal to the greater of (i) the Original Purchase Price per share for each share of Series B Preferred and Series C Preferred Stock then held by them, adjusted for any combinations, consolidations, or stock splits with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on such series Preferred and
(ii) the amount such holders would receive upon conversion of the shares of Series B Preferred and Series C Preferred held by them into shares of Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation and assuming all shares of Preferred Stock convert into shares of Common Stock at their respective Conversion Rates. If the assets and funds thus distributed among the holders of the Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series B Preferred and Series C Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  (b) After payment has been made to the holders of the Series B Preferred and Series C Preferred of the full amounts to which they shall be entitled as provided in paragraph (a), the holders of the Series A Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, the amount equal to the greater of (i) the Original Purchase Price per share for each share of Series A Preferred then held by them, adjusted for any combinations, consolidations, or stock splits with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on such series of Preferred and (ii) the amount such holders would receive upon conversion of shares of Series A Preferred held by them into shares of Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation and assuming all shares of Preferred Stock convert into shares of Common Stock at their respective Conversion Rates. If the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                  (c) After payment has been made to the holders of the Series A Preferred, Series B Preferred and Series C Preferred of the full amounts to which they shall be entitled as provided in paragraphs (a) and (b) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets of the Corporation. For the purposes of this
Section 2 and Section 4, the "Original Purchase Price" (i) for the Series A Preferred shall be $0.75, (ii) for the Series B Preferred shall be $0.75, and
(iii) for the Series C Preferred shall be $1.117647.

                  (d) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a sale of all or substantially all of the assets of the Corporation, or a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the voting power of the Company shall be treated as a liquidation, dissolution or winding up of the Corporation. The Corporation shall provide written notice of any such liquidation, dissolution, winding up, merger, consolidation, sale of assets, or acquisition of beneficial ownership of the Corporation as provided in Section 4(g) hereof. Notwithstanding anything else contained herein to the contrary, each holder of Preferred shall have the right to convert the shares of Preferred held into Common Stock as provided in Section 4(a) hereof. Notwithstanding anything else contained herein to the contrary, a consolidation, merger or sale of all or substantially all assets will not be treated as a liquidation, dissolution or winding up of this Corporation unless the Corporation's stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction hold less than 50% of the voting power of the surviving or acquiring entity.

         3.       Voting Rights.

                  (a) General Voting Rights. Except as otherwise required by law or Section 5 below, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred issued and outstanding shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Preferred shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred held by each holder could be converted) be rounded to the nearest whole number. Holders of Common Stock and Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

                  (b) Board of Directors. The holders of the issued and outstanding shares, if any, of Series B Preferred and Series C Preferred will be entitled, voting together as a single, separate class, to elect three directors; the holders of the issued and outstanding shares, if any, of Series A Preferred voting as a single, separate class, will be entitled to elect two directors; the holders of issued and outstanding shares, if any, of Common Stock, voting as a single, separate class, will be entitled to elect one director; and the holders of the issued and outstanding shares, if any, of Preferred and Common Stock voting as single, separate classes, will be entitled to elect one director (which director shall have received a plurality of the votes of both the Preferred, including a plurality of the votes of the issued and outstanding shares, if any, of the Series B and Series C Preferred, and the Common Stock, each voting as a separate class).

                  (c) Vacancies. In the case of any vacancy in the office of a director elected by any class or series of the Company's capital stock voting (together if applicable) as a single, separate class pursuant to Section 3(b) hereof, then either (A) the holders of such series or class may elect a successor or successors to hold office for the unexpired term of the director or directors whose office or offices shall be vacant or (B) the remaining directors, if any, so elected by that class or series separately may, by affirmative vote of a majority thereof (or the remaining director so elected if there be but one (1)), may elect a successor or successors to hold office for the unexpired term of the director or directors whose office or offices shall be vacant. Any director who shall have been elected by the holders of any class or series of the Company's capital stock voting (together if applicable) as a single, separate class, or by any directors so elected a provided in the preceding sentence hereof, may be removed during the aforesaid term of office, either for or without cause, by, and only by, the vote of the holders such class or series of the Company's capital stock who elected such director or directors taken at a meeting of such stockholders duly called for that purpose, and any vacancy thereby created may be filled by the holders of such class or series of the Company's capital stock.

         4. Conversion. The holders of the Preferred have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Subject to Section 4(d), each share of Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred into that number of fully paid and non-assessable shares of Common Stock which shall result from dividing the Conversion Price for the such series of Preferred in effect at the time of conversion into the Original Purchase Price (the "Conversion Rate"). For the purposes of this Section 4, the "Conversion Price" (i) for the Series A Preferred shall be $0.75, as adjusted herein, (ii) for the Series B Preferred shall be $0.75, as adjusted herein, and (iii) for the Series C Preferred shall be $1.117647, as adjusted herein.

                  (b) Automatic Conversion. Each share of Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such series upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.00 per share (appropriately adjusted for any stock splits, stock dividends, recapitalizations or similar events) and an aggregate offering price to the public (prior to deduction of underwriter commissions and offering expenses) of not less than $15,000,000.

                  (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred. Before any holder of Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to
Section 4(b), the outstanding shares of Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of

Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d)Adjustments to Conversion Price.

                            (i) Adjustments for Stock Dividends. Subdivisions,
Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the Original Issue Date for any series of Preferred shall declare or pay any dividend on the Common Stock payable in Common Stock, the Conversion Price then in effect for such series shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reverse stock split, reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Rate then in effect for such series shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. The "Original Issue Date" for any series of Preferred shall be the first date on which the shares of such series are first issued and sold by the Corporation.

                            (ii) Adjustments for Other Distributions. In the
event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the holders of the Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Preferred.

                            (iii) Adjustments for Reorganization or
Reclassification. If the Common Stock issuable upon conversion of the Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred shall, concurrently with the effectiveness of such reorganization or reclassification, be convertible into, in lieu of the number of shares of Common Stock which the holders of Preferred would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred immediately before that change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such series of Preferred after the reorganization or reclassification, to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series of Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                  (e) No Impairment. Except as provided in Section 5, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall promptly furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate and the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each series of Preferred.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                            (i) to declare any dividend or distribution upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                            (ii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                            (iii) to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Preferred:

                            (iv) at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and

                            (v) in the case of the matters referred to in (ii)
and (iii) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

         Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred at the address for each such holder as shown on the books of this Corporation; provided, that any such written notice to an address outside the United States shall additionally be given by telecopy and confirmed in writing sent by two day guaranteed international courier.

         5.       Covenants.

                  (a) In addition to any other rights provided by law, so long as shares of Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Preferred (which, prior to the issuance of any shares of Series C Preferred, shall include a majority of the outstanding shares of Series B Preferred):

                            (i) amend or repeal any provision of, or add any
provision to, the Corporation's Certificate of Incorporation or the Corporation's Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred;

                            (ii) create (by reclassification or otherwise) or
issue shares of any class or series of stock having a preference over, or being on a parity with, the Preferred with respect to voting, dividends or upon liquidation;

                            (iii) sell, convey, or otherwise dispose of or
encumber all or substantially all of its property or business or merge into or consolidate with any other corporation immediately after which merger or consolidation (including any series of related transactions) the shareholders of the Corporation shall hold less than 50% of the voting power of the surviving corporation;

                            (iv) dissolve, liquidate or wind up the Corporation;

                            (v) declare any dividends on or make any
distribution on account of the Preferred or the Common Stock; or

                            (vi) repurchase any outstanding shares of Common
Stock, except for repurchases of Common Stock from directors, employees and consultants;

                            (vii) do any act or thing which would result in
taxation of the holders of shares of Preferred under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended;

                            (viii) file a petition in voluntary bankruptcy, seek
relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction or consent to the filing of any such petition against it under any such law; or

                            (ix) make any assignment for the benefit of
creditors, admit in writing the inability of the Corporation to pay its debts generally as they become due or consent to the appointment of a receiver, trustee, liquidator of the Corporation or of its property.

                  (b) If any amendment or action referred to in (i) or (ii) above would adversely affect the holders of the Series A Preferred or the holders of the Series B Preferred or holders of Series C Preferred, but not all other series of the Preferred Stock, then such amendment or action shall also require the consent of the holders of a majority of such series of Preferred Stock which would be adversely affected.

         6. Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such right of repurchase between the Corporation and such persons.

         FIVE. The corporation is to have perpetual existence.

         SIX. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

         SEVEN. The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

         EIGHT. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         NINE. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         TEN. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         ELEVEN. Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

         TWELVE. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         THIRTEEN. Subject to the General Corporation Law of the State of Delaware and Section 5 hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         1. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

         2. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation. The total number of outstanding shares of Common Stock of the Corporation is 2,841,000. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

         IN WITNESS WHEREOF, Molecular Medicine, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Secretary in Mountain View, California this 13th day of January, 1998.


                                       /S/ Keith Bostian, President
                                       -------------------------------
                                       Keith Bostian, President




                                       /S/ Joshua L. Green, Secretary
                                       -------------------------------
                                       Joshua L. Green, Secretary

                                   EXHIBIT D

                                 EPIGENIX, INC.



                  INFORMATION AND REGISTRATION RIGHTS AGREEMENT

                  INFORMATION AND REGISTRATION RIGHTS AGREEMENT

         THIS INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of January___, 1998, by and among EpiGenix, Inc., a Delaware corporation (the "Company"), the persons listed on the attached Schedule A who become signatories to this Agreement (collectively, the "Investors and individually an "Investor"), and Keith Bostian (the "Founder").

                                 R E C I T A L S

         WHEREAS, the Company and the Investors have entered into agreements (each, a "Purchase Agreement") for sale by the Company and purchase by the Investors of the Company's Series A, Series B, and Series C Preferred Stock (the "Preferred Stock");

         WHEREAS, in connection with the purchase and sale of the Company's Preferred Stock, the Company and the Investors desire to provide for (i) the rights of the Investors with respect to information about the Company (ii) the rights of the Investors and the Founder with respect to the registration of the Common Stock, issued upon conversion of the shares of Preferred Stock held by the Investors, and the Common Stock held by the Founder, according to the terms of this Agreement, (iii) a right of first refusal for the Investors with respect to certain future stock issuances by the Company, and (iv) certain other provisions as set forth below;

         WHEREAS, it is a condition of the closing of the sale of the Preferred Stock to the Investors that the Company enter into this Agreement;

         NOW THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Convertible Securities" shall mean securities of the Company convertible into or exchangeable for Registrable Securities, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other securities of the Company convertible into or exchangeable for Registrable Securities included in this Agreement pursuant to Section 12.

                  (c) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                  (d) "Founder's Stock" shall mean all Common Stock of the Company currently held by the Founder, any Common Stock subsequently acquired by such person, and any Common Stock issued or issuable with respect to such Common Stock upon any stock splits, stock dividends or similar distributions.

                  (e) "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by
Section 17.

                  (f) "Initiating Holders" shall mean Holders who in the aggregate hold at least forty percent (40%) of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock.

                  (g) "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Company.

                  (h) The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (i) "Registrable Securities" shall mean all Common Stock of the Company issued or issuable upon conversion of the Company's Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock purchased by or issued to the Investors and the Founder, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, and any securities of the Company granted registration rights pursuant to Section 12 of this Agreement, provided that such shares have not previously been sold to the public. For purposes of the registration rights granted to holders of Company securities pursuant to Section 7 hereof, and for purposes of the obligations imposed upon holders of Registrable Securities under Sections 11 and 14, but not for the definition of Initiating Holders, "Registrable Securities" shall include Founder's Stock.

                  (j) "Registration Expenses" shall mean all expenses incurred in complying with Sections 6 or 7 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for the selling Holders not in excess of $10,000 in the aggregate, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

                  (k) "Reserved Shares" shall mean the 3,750,000 shares of Common Stock reserved for issuance to directors, officers, employees and consultants upon the sale of stock or exercise of options to be granted under the Company's stock option and purchase plan (together with any additional shares of Common Stock authorized by the Board of Directors for issuance under such plan).

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (m) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

         2. Information Rights. The Company hereby covenants and agrees that, for so long as any of the Preferred Stock is outstanding and Investor is a holder of at least 100,000 shares of Preferred Stock (as adjusted for any stock split, stock dividend, stock combination or other recapitalization) it will mail the following reports to such Investor:

                  2.1 Financial Statements.

                           (a) The Company shall deliver to the Investors as
soon as practicable after the end of each fiscal year of the Company, commencing on December 31, 1998, and in any event within ninety (90) days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such year and audited consolidated statements of income, shareholders' equity and cash flows for such year, which year-end financial reports shall be in reasonable detail and shall be prepared in accordance with generally accepted accounting principles and be accompanied by the opinion of independent public accountants of recognized standing selected by the Board of Directors of the Company.

                           (b) As soon as practicable after the end of each
month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income and cash flow for such month and for the current fiscal year to date, including a comparison between the actual monthly financial statements and the projected figures for such monthly periods.

                           (c) As soon as practicable following submission to
and approval by the Board of Directors of the Company, but in no event later than thirty (30) days prior to the beginning of each fiscal year, an operating budget and plan for the Company respecting the next fiscal year containing a monthly breakdown of income and cash flow.

                           (d) As soon as practicable after the end of the
first, second and third quarterly accounting periods in each fiscal year, and in any event within forty-five (45) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, consolidated statements of income, shareholders' equity and cash flow for such quarter, and a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for shares of Common Stock and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

         3. Inspection. The Company shall permit each Investor holding the number of shares set forth in Section 2 hereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3 to provide any information which it reasonably considers to be a trade secret or confidential information. The rights of an Investor under this
Section 3 may not be assigned as part of such Investor's sale of Preferred Stock except with the consent of the Company, which consent shall not be unreasonably withheld.

         4. Right of First Refusal. For so long as any of the Preferred Stock is outstanding, the Company hereby grants to each Investor the right of first refusal to purchase its Pro Rata Amount (as defined below) of any New Securities (as defined in this Section 4) which the Company may, from time to time, propose to sell and issue. An "Investor's Pro Rata Amount", for purposes of this right of first refusal, shall be the ratio of (i) the number of shares (on an as-converted basis) of Common Stock held by such Investor (which shall be deemed to include the shares of Common Stock issuable on the conversion of any shares of Preferred Stock that such Investor, pursuant to a Purchase Agreement, has the right to receive from the Company or the obligation to purchase from the Company subject to the satisfaction of certain conditions by the Company) to (ii) the total number of shares (on an as-converted basis) of Common Stock of the Company outstanding (which shall be deemed to include the shares of Common Stock issuable on the conversion of any shares of Preferred Stock that such Investor, pursuant to a Purchase Agreement, has the right to receive from the Company or the obligation to purchase from the Company subject to the satisfaction of certain conditions by the Company), including all outstanding securities convertible into or exchangeable for Common Stock on an as-converted or exercised basis. This right of first refusal shall be subject to the following provisions:

                  (a) "New Securities" shall mean any capital stock of the Company whether or not now authorized, the rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issuable upon exercise or conversion of currently outstanding securities; (ii) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock sold pursuant to the Purchase Agreements; (iii) securities issued pursuant to a public offering pursuant to an effective Registration Statement; (iv) securities issued pursuant to the Company's acquisition of another entity by merger, purchase of substantially all assets or other reorganization; (v) the Reserved Shares; (vi) securities issued in connection with equipment lease financing arrangements, credit agreements or other non-equity raising, commercial transactions approved by the Board of Directors; (vii) securities issued pursuant to a corporate strategic partner transaction involving the license of technology, establishment of a joint venture or alliance, a research and development agreement, product development or marketing agreement, or other similar arrangement approved by the Board of Directors; and (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and number of shares and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to the Investor's Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company.

                  (c) In the event an Investor fails to exercise in full the right of first refusal within said twenty (20) day period, the Company shall have ninety (90) days thereafter to sell the New Securities respecting which the Investor's option was not exercised, at the price and upon the terms specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.

         5. Termination of Covenants. Except as otherwise provided herein, the covenants of the Company set forth in Sections 2, 3 and 4 shall be terminated and be of no further force or effect upon the closing of the Company's initial public offering of its Common Stock at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.00 per share (appropriately adjusted for any stock splits, stock dividends, recapitalizations and similar events) and an aggregate offering price to the public of not less than $15,000,000 (prior to deduction of underwriter commissions and offering expenses) pursuant to a Registration Statement filed by the Company under the Securities Act ("IPO").

         6. Demand Registration.

                  6.1 Request for Registration on Form Other Than Form S-3. Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the earlier of (i) December 31, 2001, and (ii) six (6) months after the effective date of the registration statement filed in connection with a public offering of securities by the Company, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least twenty percent (20%) of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) use its best efforts to effect, as soon as practicable, Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after written notice from the Company.

                  6.2 Request for Registration on Form S-3. Subject to the terms of this Agreement, in the event that the Company receives from Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities the reasonably anticipated aggregate offering price to the public of which would exceed $1,000,000, the Company will promptly give written notice of the proposed Registration to all the Holders and will use its best efforts to effect, as soon as practicable, Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after written notice from the Company of the proposed Registration.

                  6.3 Limitations on Registrations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 6.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days after such receipt gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a Registration Statement relating to a Rule 145 transaction, an offering solely to employees or any other Registration which is not appropriate for the Registration of Registrable Securities) and the Company shall promptly notify the initiating Holders in the event it abandons its intention to effect such Registration Statement; (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any Registration Statement pertaining to securities of the Company (other than a Registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective; (iv) after the Company has effected two (2) Registrations pursuant to
Section 6.1 and four (4) Registrations pursuant to Section 6.2, respectively, and such Registrations have been declared or ordered effective, provided that all Registrable Securities requested to be included in each such Registration were in fact included in the Registration; or (v) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders as a whole for Registration Statements to be filed in the near future, then the Company's obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such Registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

                  6.4 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 6 may, subject to the provisions of Section 6.6, include securities of the Company other than the Registrable Securities.

                  6.5 Underwriting in Demand Registration.

                           6.5.1 Notice of Underwriting. If the Initiating
Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6, and the Company shall include such information in the written notice referred to in Section 6.1 or 6.3. The right of any Holder to Registration pursuant to Section 6.1 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion).

                           6.5.2 Inclusion of Other Holders in Demand
Registration. If the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration and subject to the allocation provisions of Section
6.5.4 below, shall, on behalf of all Holders, offer to include any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 6.

                           6.5.3 Selection of Underwriter in Demand
Registration. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Company and consented to by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders (which consent shall not be unreasonably withheld).

                           6.5.4 Marketing Limitation in Demand Registration. In
the event the Underwriter's Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such Registration by such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those proposed to be included by the Company and the officers and directors of the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5.4 shall be included in such Registration Statement.

                  6.5.5 Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven
(7) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

                  6.6 Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 6, the Company will exercise its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         7. Piggyback Registration.

                  7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

                  7.2 Underwriting in Piggyback Registration.

                           7.2.1 Notice of Underwriting in Piggyback
Registration. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
7.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

                           7.2.2 Marketing Limitation in Piggyback Registration.
In the event the Underwriter's Representative advises the Company seeking registration of Registrable Securities pursuant to Section 7 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may:

                                       (a) in the case of the Company's initial
public offering, exclude some or all Registrable Securities from such registration and underwriting; and

                                       (b) in the case of any Registered public
offering subsequent to the Company's initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than ten percent (10%) of the total number of shares included in such Registration. In such event, the Underwriters Representative shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting (if any) shall be allocated as follows: first, among all Holders of Registrable Securities (excluding Holders who solely hold Founder's Stock) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities (excluding Founder's Stock) held by such Holders at the time of filing of the registration statement, and second, among all Holders of Founder's Stock, in proportion, as nearly as practicable, to the respective amounts of Founder's Stock held by such Holders at the time of filing of the registration statement, and third, to the chief executive officer of the Company, in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by the chief executive officer at the time of filing of the registration statement. The number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than those to be sold by the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this
Section 7.2.2 shall be included in such Registration Statement.

                           7.2.3 Withdrawal in Piggyback Registration. If any
Holder, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

                  7.3 Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 7, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         8. Expenses of Registration. All Registration Expenses incurred in connection with the two (2) Registrations pursuant to Section 6.1, up to the four (4) Registrations on Form S-3 pursuant to Section 6.2, all Registrations pursuant to Section 7 and all Registrations of the Registrable Securities in connection with a waiver by the Holders of such Registrable Securities of the

Company's obligations pursuant to Section 6 or Section 7 shall be borne by the Company, All Registration Expenses incurred in connection with any other registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of Holders in connection with any registration proceeding begun pursuant to Section 6.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 6.1; provided further, however, that (i) if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request or (ii) such withdrawal is made after a deferral of such registration by the Company pursuant to Section 6.2, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6.1. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

         9. Registration Procedures. The Company will keep each Holder whose Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and
(d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         10. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

         11. Indemnification.

                  11.1 Company's Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel and accountants for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement or in connection with a waiver by the Holders of such Registrable Securities of the

Company's obligations pursuant to Section 6 or Section 7 of this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, offering circular or any amendment or supplement thereto, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each of its officers, directors and constituent partners, legal counsel and accountants, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 11.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, its officers, directors, constituent partners, legal counsel, accountants, underwriter or controlling person and stated to be for use in connection with the offering of securities of the Company.

                  11.2 Holder's Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, severally and not jointly, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors, constituent partners, legal counsel and accountants and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary or final prospectus, offering circular or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation (or alleged violation) is made in such Registration Statement, preliminary or final prospectus, offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holder's liability under this
Section 11.2 shall be limited to the proportion of any such claim, loss, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such Holder in the offering made in connection with such Registration bears to the total public offering price of all securities sold in connection therewith, but shall not exceed such Holder's net proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity contained in this
Section 11.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

                  11.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 11, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 11.

         12. Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any Registration rights unless such rights are subordinate to the Registration rights set forth herein, except that, with the consent of the Holders of fifty percent (50%) of the aggregate of the Convertible Securities and Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this

Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

         13. Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without Registration or pursuant to a Registration Statement on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are defined in Rule 144, at all times after ninety (90) days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                  (c) furnish to any Investor, so long as such Investor owns any Convertible Securities or Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably supplied by the Company to enable an Investor to avail itself of any rule or regulation of the Commission which permits the selling of any such securities without Registration.

         14. Market Stand-off. Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any Registrable Securities or other securities of the Company during the one hundred eighty (180)-day period following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that such restriction shall only apply to the first Registration Statement of the Company to become effective which include securities to be sold on behalf of the Company to the public in an underwritten offering; and provided, further, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         15. Conversion of Preferred Stock. The Registration rights of the Holders of the Shares set forth in this Agreement are conditioned upon the conversion of the Shares with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

         16. Termination of Registration Rights. The right to cause the Company to Register securities granted by the Company to the Investors under the Agreement shall terminate five (5) years after the date of the closing of the Company's initial public offering of its securities or at and after such time following the Company's initial public offering of its securities as all the Registrable

Securities held by such Holder requesting the right to cause the Company to register securities may be immediately sold under Rule 144 under the Securities Act during any 90-day period.

         17. Transfer of Rights. The rights to information under Sections 2 and 3, the right of first refusal set forth in Section 4 and the Registration rights of the Investors set forth in Sections 6, 7, 8 and 9 may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least twenty percent (20%) of the shares of such Holder's Convertible Securities or Registrable Securities (equitably adjusted for any recapitalizations, stock splits, combinations, and the like) or acquiring all of the Convertible Securities and Registrable Securities held by such Holder if transferred to a single entity; provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed in good faith by the Board of Directors of the Company to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners (or may transfer to their heirs in the case of individuals) without restriction as to the number or percentage of shares acquired by any such constituent partner (or heirs).

         18. Miscellaneous.

                  18.1 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the Company, the Investors and the Founder relative to the subject matter hereof. Any previous agreement between the Company and the Investors or the Founder concerning information rights, rights of first refusal or Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  18.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  18.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.4 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  18.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by first class mail, postage prepaid, or upon sending if sent by commercial overnight delivery service addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor or the Founder, at such Investor's or Founder's address as set forth on the attached Schedule A, or at such other address as the Company or such Investor or Founder may designate by ten (10) days' advance written notice to the Investors and Founders or to the Company, respectively. Notwithstanding the foregoing sentence, any notice or communication to an address outside the United States shall additionally be given by telecopy and confirmed in writing sent by two (2) day guaranteed international courier.

                  18.6 Amendment of Agreement. Except as otherwise specifically provided herein, any provision of this Agreement may be amended by a written instrument signed by the Company and by persons holding more than fifty percent (50%) of the then outstanding Convertible Securities and Registrable Securities (calculated on an as converted basis); provided, that no amendment to Section 1(d) or Section 7.2.2 which adversely affects the rights of the holders of Founder's Stock shall be enforceable against the holders of Founder's Stock unless approved by persons holding more than fifty percent (50%) of the Founder's Stock.

                  18.7 Aggregation of Stock. All Convertible Securities and Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  18.8 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



         THE COMPANY:                    EPIGENIX, INC.
                                         a Delaware corporation


                                         By:      [SIG]
                                            -------------------------------

                                         Title:
                                                ---------------------------
                                         Address:
                                                 --------------------------


         THE FOUNDER:
                                         -------------------------------
                                         Keith Bostian
                                         Address:


        [SIGNATURE PAGE OF INFORMATION AND REGISTRATION RIGHTS AGREEMENT]

THE INVESTORS:                  MICROCIDE PHARMACEUTICALS, INC.
                                a Delaware corporation

                                By:[SIG]
                                   -------------------------------

                                Title:
                                      ----------------------------


                                KLEINER PERKINS CAUFIELD & BYERS VIII
                                By: KPCB VIII Associates, its general partner

                                By:[SIG]
                                   -------------------------------
                                         General Partner


                                KPCB VIII FOUNDERS FUND
                                By:  KPCB VIII Associates, its general partner


                                By:[SIG]
                                   -------------------------------
                                         General Partner


                                KPCB LIFE SCIENCES ZAIBATSU FUND II
                                By:   KPCB VII Associates, its general partner


                                By:[SIG]
                                   -------------------------------
                                         General Partner


                                INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                                By: Institutional Venture
                                    Management VII, L.P., its general partner

                                By:
                                   -------------------------------
                                Title:   General Partner


        [SIGNATURE PAGE OF INFORMATION AND REGISTRATION RIGHTS AGREEMENT]

                                INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.


                                By:[SIG]
                                   -------------------------------
                                Title:  General Partner


                                IVP FOUNDERS FUND I, L.P.
                                By: Institutional Venture Management VI, L.P.,
                                    its general partner

                                By:[SIG]
                                   -------------------------------
                                Title:   General Partner



                                ABINGWORTH BIOVENTURES II SICAV


                                By:
                                   -------------------------------

                                Title:
                                      ----------------------------


        [SIGNATURE PAGE OF INFORMATION AND REGISTRATION RIGHTS AGREEMENT]

                                INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.


                                By:
                                   -------------------------------
                                Title:  General Partner


                                IVP FOUNDERS FUND I, L.P.
                                By: Institutional Venture Management VI, L.P.,
                                    its general partner

                                By:
                                   -------------------------------
                                Title:   General Partner



                                ABINGWORTH BIOVENTURES II SICAV


                                By:[SIG]
                                   -------------------------------

                                Title: Attorney-in-fact
                                      ----------------------------


        [SIGNATURE PAGE OF INFORMATION AND REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


Name and Address of Investors
-----------------------------

Microcide Pharmaceuticals, Inc.
850 Maude Avenue
Mountain View, CA 94043

Keith Bostian, Ph.D.
850 Maude Avenue
Mountain View, CA 94043

Kleiner Perkins Caulfield & Byers VIII
2750 Sand Hill Road
Menlo Park, CA 94025
Attn: Joseph S. Lacob

KPCB VIII Founders Fund
2750 Sand Hill Road
Menlo Park, CA 94025
Attn: Joseph S. Lacob

KPCB Life Sciences Zaibatsu Fund II
2750 Sand Hill Road
Menlo Park, CA 94025
Attn: Joseph S. Lacob

Institutional Venture Partners VII, L.P.
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Attn: L. James Strand, M.D.

Institutional Venture Management VII, L.P.
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Attn: L. James Strand, M.D.

IVP Founders Fund I, L.P.
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Attn: L. James Strand, M.D.

Abingworth Bioventures II SICAV
Boite Postal 566
L-2015 Luxemborg
Attn: Karl Sanne
with copies to:
--------------
Abingworth Management Limited
26 St. James's Street
London SW1A 1HA England
Attn: Stephen Bunting, Ph.D.

Abingworth Venture Management Incorporated
401 East Pratt Street, Ste. 1222
Baltimore, MD 21202
Attn: Hugh Y. Rienhoff, Jr., M.D.

                                   EXHIBIT E

                                 EPIGENIX, INC.

                        RIGHT OF FIRST REFUSAL AGREEMENT


         THIS RIGHT OF FIRST REFUSAL AGREEMENT is made as of January ___, 1998 (the "Agreement") by and among EpiGenix, Inc., a Delaware corporation (the "Company"), the persons listed on the attached Schedule A who become signatories to this Agreement (the "Investors"), and Keith Bostian (the "Key Employee").

                                    RECITALS

         WHEREAS, the Company and the Investors have entered into agreements (each, a "Purchase Agreement") for sale by the Company and purchase by the Investors of the Company's Series A, Series B and Series C Preferred Stock;

         WHEREAS, the Investors have entered into the Purchase Agreements in reliance on the ability of the Key Employee to manage, operate and guide the business affairs of the Company; and

         WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreements that this Agreement be executed by the parties hereto, and the parties hereto and thereto are willing to execute this Agreement and to be bound by the provisions hereof and thereof;

         NOW, THEREFORE, in consideration of the premise set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


                                    SECTION 1

                               Certain Definitions

         As used in this Agreement the following terms shall have the following respective meanings:

         1.1 "Affiliate" shall mean any entity who is controlled by, controls or is under common control with any of the parties hereto.

         1.2 "Common Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Holders.

         1.3 "Holder" shall mean the Key Employee and the holders of the Preferred Stock.

         1.4 "Preferred Stock" shall mean the Company's outstanding Series A, Series B and Series C Preferred Stock.

                                    SECTION 2

                      Restrictions on and Notices of Sales

         2.1 Company's Right of First Refusal. Before any shares of Common Stock or Preferred Stock may be sold or otherwise transferred by a Holder (including transfer by gift, operation of law or other involuntary transfer, such as divorce or death, but excluding on death a transfer to a Key Employee's Immediate Family as set forth in Section 2.8 below, but except in the event there is a registration statement covering the proposed transfer), the Company shall have a right of first refusal to purchase the shares (the "Right of First Refusal").

         2.2 Notice of Proposed Transfer. Before the transfer of any shares of Common Stock or Preferred Stock, the Holder shall deliver to the Company and the Investors a written notice (the "Transfer Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such shares; (ii) the name of each proposed purchaser or other transferee (a "Proposed Transferee"); (iii) the number of shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the shares (the "Offered Price"), and the Holder shall offer the shares at the Offered Price first to the Company and then to the Investors.

         2.3 Exercise of Right of First Refusal. At any time within 20 days after receipt of the Transfer Notice, the Company may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection 2.4 below. Failure of the Company to give such a notice within such time period will be deemed an election by it not to exercise its option.

         2.4 Purchase Price. The purchase price for the shares purchased by the Company shall be the Offered Price, or such other amount agreed to in writing by the Company and the Holder (the "Company Purchase Price"). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined in good faith by the Board of Directors of the Company, but if challenged by the Holder, then as determined by an independent appraiser mutually acceptable to the Board of Directors of the Company and the Holder, the cost of such appraisal to be borne equally by the Holder and the Company.

         2.5 Payment. Payment of the Company Purchase Price shall be made in cash (or such other form of consideration mutually agreed to by the Company and the Holder) within 30 days after such Company Purchase Price was agreed upon between the Company and the Holder.

         2.6 Investor's Right to Purchase.

                  (a) In the event or to the extent the Company does not exercise its Right of First Refusal, as the case may be, each Investor shall have the right, upon notice to the Holder at any time within 30 days after receipt of the Transfer Notice, to purchase its Pro Rata Share of all, but not less than all, of such shares not purchased by the Company at the Offered Price and upon the same terms (or terms as similar as reasonably possible) upon which the Holder is proposing or is to dispose of such shares (the "Purchase Right"), and the Holder shall sell such shares to the Investors pursuant to such terms. "Pro Rata Share" for the purposes of this Section 2.6 shall mean the ratio the number of shares of Common Stock (on an as-converted basis) held by such Investor (which shall be deemed to include, for purposes of this Section 2.6, the shares of Common Stock issuable on the conversion of any shares of Preferred Stock that such Investors, pursuant to a Purchase Agreement, has the right to receive from the Company or obligation to purchase from the Company, subject to the satisfaction of certain conditions by the Company) bears to the total number of shares of Common Stock (on an as-converted basis) held by all Investors; provided, that, if Holder proposing to transfer such shares of Common Stock or Preferred Stock is an Investor, such Pro Rata Share shall mean the ratio of the number of shares of Common Stock (on an as-converted basis) held by such Investor bears to the total number of Common Stock (on an as-converted basis) held by all Investors other than such Holders.

                  (b) The Investors shall have a right of oversubscription such that if any Investors fails to purchase its Pro Rata Share, the other Investors shall, among them, have the right to purchase up to the balance of the shares not so purchased. Such right of oversubscription may be exercised by an Investor by notifying the holder of its desire to purchase more than its Pro Rata Share. If, as a result thereof, such oversubscriptions exceed the total number of shares available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Shares or as they may otherwise agree among themselves.

         2.7 Holder's Right to Transfer. If all of the shares proposed in the Transfer Notice to be transferred are not purchased by the Company and the Investors, then the Holder may sell or otherwise transfer all shares originally covered in the Transfer Notice to the Proposed Transferee(s) at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 90 days after the date of the Transfer Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the shares that are transferred to such Proposed Transferee. If the shares described in the Transfer Notice are not transferred to the Proposed Transferee(s) within such 90-day period, the Holder will not transfer any shares unless first re-offered to the Company and the Investors in accordance herewith.

         2.8 Exception for Certain Transfers. Anything to the contrary contained in this Section 2 notwithstanding, the following transactions shall be exempt from the provisions of this Section 2: (i) the transfer of shares currently held by any Key Employee to another Key Employee that was approved by the Company's Board of Directors, which approval shall not be unreasonably withheld, (ii) the transfer of any or all of the shares during Key Employee's lifetime or on the Key Employee's death by will or intestacy to Key Employee's Immediate Family or a trust for the benefit of Key Employee or Key Employee's immediate family,
(iii) the transfer by a Holder that is a corporation to its shareholders or a partnership to its constituent partners, and (iv) the transfer of up to 10,000 shares (as adjusted for stock splits, stock dividends, and the like) in any one year period. In such case, the transferee or other recipient shall receive and hold the shares so transferred subject to the provisions of this Section 2, and there shall be no further transfer of such shares except in accordance with the terms of this Section 2.

         "Immediate Family" as used herein shall mean spouse, lineal descendant or (including children, grandchildren, etc.), father, mother, brother or sister.

         2.9 Termination of Right of First Refusal and Purchase Right. The Right of First Refusal and the Purchase Right shall terminate upon the earlier to occur of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.00 per share (appropriately adjusted for any stock splits, stock dividends, recapitalizations or similar events) and an aggregate offering price to the public of not less than $15,000,000 (prior to deduction of underwriter commissions and offering expenses) and (ii) December 31, 2007.

         2.10 Legends.

                  (a) The certificates evidencing shares of the Company held by parties hereto shall bear, in addition to any other legend required under the federal or the Delaware securities laws, the following legends, as applicable:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN A RIGHT OF FIRST REFUSAL AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE ISSUER AND CERTAIN SHAREHOLDERS OF THE ISSUER. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                  (b) The legends referred to in Section 2.10(a) above shall be removed upon termination of this Agreement in accordance with the provisions of
Section 2.9 above.


                                    SECTION 3

                                  Miscellaneous

         3.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         3.2 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         3.3 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
(a) if to an Investor, at Investor's address set forth on the signature page to this Agreement, or at such other address as Investor shall have furnished to the Company in writing, (b) if to a Key Employee, at Key Employee's address set forth on the signature page to this Agreement or at such other address as Key Employee shall have furnished to the Company in writing, and (c) if to the Company, to the address set forth on the signature page to this Agreement and addressed to the attention of the Corporate Secretary, or to such other address as the Company shall have furnished to the Investors and the Key Employee. Notwithstanding the foregoing sentence, any notice or communication required or permitted hereunder to an address outside the United States shall additionally be given by telecopy and confirmed in writing sent by two (2) day guaranteed international courier. If notice is provided by mail, notice shall be deemed to be given upon proper deposit in the mail (and if outside the United States, sent by airmail).

         3.4 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         3.5 Amendments or Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, or discharge or termination is sought; provided, however, that the holders of a majority of the Shares held by the Investors voting together may waive, discharge, terminate, modify or amend on behalf of all Investors, any provisions hereof.

         3.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

         3.7 Severability. In the event that any provision of this Agreement becomes or declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         3.8 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to the agreements made and performed in California by residents of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date set forth above.



         THE COMPANY:        EPIGENIX, INC.
                             a Delaware corporation


                             By:_________________________________

                             Title:______________________________
                             Address:  850 Maude Avenue
                                       Mountain View, California 94043


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

THE INVESTORS:               MICROCIDE PHARMACEUTICALS, INC.
                             a Delaware corporation


                             By:_______________________________

                             Title:____________________________

                             Address: 850 Maude Avenue
                                      Mountain View, CA 94043


                             KLEINER PERKINS CAUFIELD & BYERS VIII
                             By:  KPCB VIII Associates, its general partner


                             By:________________________________
                                General Partner

                             Address: 2750 Sand Hill Road
                                      Menlo Park, CA 94025


                             KPCB VIII FOUNDERS FUND
                             By:  KPCB VIII Associates, its general partner


                             By:________________________________
                                General Partner

                             Address: 2750 Sand Hill Road
                                      Menlo Park, CA 94025


                             KPCB LIFE SCIENCES ZAIBATSU FUND II
                             By:  KPCB VII Associates, its general partner


                             By:_________________________________
                                General Partner

                             Address: 2750 Sand Hill Road
                                     Menlo Park, CA 94025


              [SIGNATURE PAGE OF RIGHT OF FIRST REFUSAL AGREEMENT]

                             INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                             By: Institutional Venture
                                 Management  VII, L.P., its general partner,


                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             IVP FOUNDERS FUND I, L.P.
                             By:   Institutional Venture
                                   Management VI, L.P., its general partner,

                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             ABINGWORTH BIOVENTURES II SICAV


                             By:_____________________________________

                             Title:__________________________________

                             Address: Boite Postal 566
                                      L-2015 Luxemborg
                                      Attn: Karl Sanne


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

                             VLG INVESTMENTS 1998


                             By:_____________________________________

                             Title:__________________________________


                             COMMUNITY TRUST UNDER THE GREEN FAMILY TRUST UNDER AGREEMENT DATED NOVEMBER 6, 1995


                             ----------------------------------------
                             Joshua L. Green, Trustee



              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

THE KEY EMPLOYEE:
                             ----------------------------------------
                             Keith Bostian, Ph.D.

                             Address:  850 Maude Avenue
                                       Mountain View, CA 94043


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date set forth above.



         THE COMPANY:        EPIGENIX, INC.
                             a Delaware corporation


                             By:[SIG]
                                ---------------------------------

                             Title:______________________________
                             Address:  850 Maude Avenue
                                       Mountain View, California 94043


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

                             INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                             By: Institutional Venture
                                 Management  VII, L.P., its general partner,


                             By:[SIG]
                                ---------------------------------
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                             By:[SIG]
                                ---------------------------------
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             IVP FOUNDERS FUND I, L.P.
                             By:   Institutional Venture
                                   Management VI, L.P., its general partner,

                             By:[SIG]
                                ---------------------------------
                             Title:   General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             ABINGWORTH BIOVENTURES II SICAV


                             By:_____________________________________

                             Title:__________________________________

                             Address: Boite Postal 566
                                      L-2015 Luxemborg
                                      Attn: Karl Sanne


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

THE INVESTORS:               MICROCIDE PHARMACEUTICALS, INC.
                             a Delaware corporation


                             By:[SIG]
                                ---------------------------------

                             Title:____________________________

                             Address: 850 Maude Avenue
                                      Mountain View, CA 94043


                             KLEINER PERKINS CAUFIELD & BYERS VIII
                             By:  KPCB VIII Associates, its general partner


                             By:[SIG]
                                ---------------------------------
                                General Partner

                             Address: 2750 Sand Hill Road
                                      Menlo Park, CA 94025


                             KPCB VIII FOUNDERS FUND
                             By:  KPCB VIII Associates, its general partner


                             By:[SIG]
                                ---------------------------------
                                General Partner

                             Address: 2750 Sand Hill Road
                                      Menlo Park, CA 94025


                             KPCB LIFE SCIENCES ZAIBATSU FUND II
                             By:  KPCB VII Associates, its general partner


                             By:[SIG]
                                ---------------------------------
                                General Partner

                             Address: 2750 Sand Hill Road
                                      Menlo Park, CA 94025


              [SIGNATURE PAGE OF RIGHT OF FIRST REFUSAL AGREEMENT]

THE KEY EMPLOYEE:            [SIG]
                             ----------------------------------------
                             Keith Bostian, Ph.D.

                             Address:  850 Maude Avenue
                                       Mountain View, CA 94043


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

                             INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                             By: Institutional Venture
                                 Management  VII, L.P., its general partner,


                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             IVP FOUNDERS FUND I, L.P.
                             By:   Institutional Venture
                                   Management VI, L.P., its general partner,

                             By:_____________________________________
                             Title: General Partner

                             Address: 3000 Sand Hill Road, Bldg 2, Ste. 290 Menlo Park, CA 94025


                             ABINGWORTH BIOVENTURES II SICAV


                             By: [SIG]
                                -------------------------------------
                             Title: Attorney-in-fact
                                   ----------------------------------

                             Address: Boite Postal 566
                                      L-2015 Luxemborg
                                      Attn: Karl Sanne


              [SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AGREEMENT]

                                   EXHIBIT G

                                 EPIGENIX, INC.
                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made as of January __, 1998 by and among EpiGenix, Inc., a Delaware corporation (the "Company"), Keith A. Bostian, Ph.D. (the "Founder"), the holder of shares of Series A Preferred Stock set forth on the signature page to this Agreement opposite the heading "Series A Investor" (the "Series A Investor"), and the holders of shares of Series B Preferred Stock set forth on the signature page to this Agreement opposite or below the heading "Series B and C Investors" (collectively referred to as the "Series B and C Investors" and individually as a "Series B and C Investor"). The Series A Investor and the Series B and C Investors are collectively referred to as the "Investors."

                                    RECITALS

         The Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement and a Series B Preferred and Series C Preferred Stock Purchase Agreement (the "Purchase Agreements") of even date herewith pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. A condition to the Investors' obligations under each of the Purchase Agreements is that the Company, the Founder and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Founder shall vote the shares of the Company's voting securities now or hereafter owned, whether beneficially or otherwise, by them (the "Shares") in favor of certain designees to the Company's Board of Directors. The Company, the Investors and the Founder each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to the Purchase Agreements, by agreeing to the terms and conditions set forth below.

         THE PARTIES AGREE AS FOLLOWS:

         1.       ELECTION OF DIRECTORS

                  (a)      SERIES B AND C DIRECTORS.

                           (i) The Series B and C Investors hereby agree that
each of Abingworth Bioventures II SICAV or its affiliates ("Abingworth"), Institutional Venture Partners V or its affiliates ("IVP"), and Kleiner Perkins Caufield & Byers VI or its affiliates ("KP") (together, the "Nominating Series B and C Investors" and individually, a "Nominating Series B and C Investors") shall have the right to designate one (1) nominee for election as a director of the Company who shall be elected solely by the holders of outstanding shares, if any, of Series B Preferred Stock and Series C Preferred Stock, voting together as a single, separate class (together, the "Series B and C Nominees" and individually, a "Series B and C Nominee"). At least ten (10) days prior to any meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which directors are to be elected by the holders of outstanding shares, if any, of Series B Preferred Stock and Series C Preferred, voting together as a single, separate class, each Nominating Series B and C Investor shall notify the other Preferred

Investors in writing of each Series B and C Nominee designated by such Nominating Series B and C Investor for election as a director of the Company. In the absence of any such notification, it shall be presumed that each of the Nominating Series B and C Investor's then incumbent Series B and C Nominees has been redesignated as a Series B and C Nominee. The initial Series B and C Nominee of Abingworth is Hugh Y. Reinhoff, Jr. The initial Series B and C Nominee of IVP is L. James Strand. The initial Series B and C Nominee of KP is Joseph S. Lacob.

                           (ii) At each meeting (or written action in lieu of a
meeting) of stockholders of the Company at or by which directors are to be elected by the holders of Series B Preferred and Series C Preferred Stock, voting together as a single, separate class, each Preferred Investor shall vote all of its Shares (entitled to vote thereon) to elect, as directors of the Company, the Series B and C Nominees designated in the manner provided in
Section 2(a)(i).

                           (iii) If a Series B and C Nominee shall cease to
serve as a director for any reason, the Nominating Series B and C Investor which designated such Series B and C Nominee shall have the right to designate a successor Series B and C Nominee and each other Preferred Investor shall use its best efforts to ensure that such successor Series B and C Nominee is duly elected as a director. If a Nominating Series B and C Investor notifies the other Preferred Investors that it desires to remove its Series B and C Nominee as a director, each of the other Preferred Investors shall use its best efforts to ensure that such Series B and C Nominee is duly removed as a director. If a Nominating Series B and C Investor notifies the Company that it desires to remove its Series B and C Nominee as a director and/or designate a successor Series B and C Nominee, the Company shall, at the request of such Nominating Series B and C Investor, use its best efforts to ensure that a meeting of stockholders of the Company is promptly called for such purpose.

                  (b) SERIES A DIRECTOR.

                           (i) At each meeting (a written action in lieu of a
meeting) of stockholders of the Company at or by which directors are to be elected by the holders of Series A Preferred Stock, voting as a single, separate class, the Series A Investor shall vote all of its Shares (entitled to vote thereon) to elect two directors nominated by Microcide Pharmaceuticals, Inc. ("Microcide"), one of which shall be an employee, member of the Board of Directors or other affiliate of Microcide (the "Microcide Nominee"), and the other of which shall not be an employee, member of the Board of Directors or other affiliate of Microcide (the "Independent Series A Seat"). The initial Microcide Nominee is James E. Rurka, and the Independent Series A Seat shall initially be vacant.

                           (ii) If a director designated in the manner provided
in Section 2(b)(i) shall be unable to serve as director for any reason, the Series A Investor shall use its best efforts to ensure that a successor director is duly elected to fill such seat.


                  (c) CEO DIRECTOR.

                           (i) At each meeting (or written action in lieu of a
meeting) of stockholders of the Company at or by which a director is to be elected by the holders of Common Stock, voting as a single, separate class, each Investor and the Founder shall vote all of his, her or its Shares (entitled to vote thereon) to elect the then current Chief Executive Officer of the Company (the "CEO Director"). The initial CEO Director is Keith A. Bostian.

                           (ii) If a director designated in the manner provided
in Section 2 (c)(i) shall cease to serve as a director for any reason, each Investor and the Founder shall use his, her or its best efforts to ensure that a successor director is duly elected to file such seat.

                  (d) INDEPENDENT DIRECTOR.

                           (i) At each meeting (or written action in lieu of a
meeting) of stockholders of the Company at or by which a director is to be elected by the holders of (A) a plurality of the outstanding shares of Preferred Stock (which must also include the holders of a plurality of the outstanding shares of Series B Preferred Stock unless and until the Sale of the Series C Preferred Stock pursuant to the Series B Preferred and Series C Preferred Stock Purchase Agreement has been consummated), voting as a single, separate class, and (B) a plurality of the outstanding shares of Common Stock, voting as a single, separate class, each Investor and the Founder shall vote all of his, her or its Shares to elect an independent person as the director of the Company to be elected by the holders of (A) a plurality of the outstanding shares of Preferred Stock (which must also include the holders of a plurality of the outstanding shares of Series B Preferred Stock unless and until the Sale of the Series C Preferred Stock pursuant to the Series B Preferred and Series C Preferred Stock Purchase Agreement has been consummated), voting as a single, separate class, and (B) a plurality of the outstanding shares of Common Stock, voting as a single, separate class (the "Independent Board Seat"). The Independent Board Seat shall initially be vacant.

                           (ii) If a director designated in the manner provided
in Section 2(d)(i) shall cease to serve as a director for any reason, each Investor and the Founder shall use his, her or its best efforts or ensure that a successor director is duly elected to fill the Independent Board Seat.

         2. NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

         3. CHANGE IN NUMBER OF DIRECTORS. The Founder and the Investors will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors, or any other amendment or change to the Company's Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement.

         4. LEGENDS. Each certificate representing any Shares held by the Founder or the Investors or any assignee of the Founder or the Investors shall bear the following legend:

         "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE CORPORATION), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

         5. TERMINATION. This Agreement shall terminate upon the earlier of (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $3.00 per share (appropriately adjusted for any stock splits, stock dividends, recapitalizations or similar events) and an aggregate offering price to the public (prior to deduction of underwriter commissions and offering expenses) of not less than $15,000,000; (b) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this
Section 5 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (c) the tenth anniversary of this Agreement.

         6. MISCELLANEOUS.

                  (a) SUCCESSORS IN INTEREST OF THE PARTIES. The provisions of this Agreement shall be binding upon any successors in interest of the Founder and the Investors. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

                  (b) ASSIGNEES AND TRANSFEREES. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the assignees and transferees of the parties hereto. The Founder and the Investors hereby agree, and any transferee or assignee of any voting securities of the Company that are owned by the Founder or the Investors is hereby on notice that, any transfer or assignment of such securities of the Company is conditioned upon such transferee's or assignee's execution and delivery of this Agreement prior to such transfer or assignment for the purpose of becoming a party to this Agreement. Any transfer or assignment of any of such voting securities of the Company in violation of this Section 6(b) shall be void and be of no force or effect.

                  (c) GRANT OF PROXY. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

                  (d) SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate a party to this Agreement for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the Founder and each Investor hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                  (e) MANNER OF VOTING. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

                  (f) STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any issuance of shares of the Company's voting securities hereafter to the Founder or any Investor (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or combination) such shares shall become Shares for purposes of this Agreement and shall be endorsed with the legend set forth in Section 4 hereof.

                  (g) AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, the Founder, and holders of at least a majority (greater than 50%) of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, voting together as a class (which shall be deemed to include any shares of Series A Preferred Stock which the Series A Investor has the right to receive from the Company pursuant to the Series A Preferred Stock Purchase Agreement and any shares of Series C Preferred Stock which the Series B and C Investors have the obligation to purchase from the Company subject to the satisfaction of certain conditions by the Company pursuant to the Series B Preferred and Series C Preferred Stock Purchase Agreement). Any amendment or waiver effected in accordance with this
Section 6(g) shall be binding upon the Company, the Founder, the Investors, and each of their respective successors and assigns.

                  (h) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page hereto, or as subsequently modified by written notice; provided, that any such written notice to an address outside the United States shall additionally be given by telecopy and confirmed in writing sent by two day guaranteed international courier.

                  (i) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  (j) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  (k). EXECUTION BY THE COMPANY. The Company, by its execution in the space provided below, agrees that it will cause the certificate(s) evidencing the shares of Common Stock and Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock to bear the legend required by
Section 4 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereby agree that the failure to cause the certificates evidencing the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock to bear the legend required by Section 4 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 6(k) shall not affect the validity or enforceability of this Agreement.

                  (l) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (m) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:                        EPIGENIX, INC.

                                By: [SIG]
                                   ----------------------------------
                                Title:
                                      -------------------------------
                                Address: 850 Maude Avenue
                                         Mountain View, CA 94043


THE FOUNDER:                    [SIG]
                                -------------------------------------
                                Keith A. Bostian, Ph.D.
                                Address:
                                        -----------------------------


SERIES A INVESTOR:              MICROCIDE PHARMACEUTICALS, INC.


                                By:[SIG]
                                   ----------------------------------
                                Title:
                                      -------------------------------
                                Address:
                                      -------------------------------

                                -------------------------------------


SERIES B AND C INVESTORS:       KLEINER PERKINS CAUFIELD & BYERS VIII
                                By: KPCB VIII Associates, Its General Partner


                                By:
                                   ----------------------------------
                                   General Partner
                                Address:
                                      -------------------------------

                                -------------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:                          EPIGENIX, INC.

                                  By:
                                     ----------------------------------
                                  Title:
                                        -------------------------------
                                  Address: 850 Maude Avenue
                                           Mountain View, CA 94043


THE FOUNDER:
                                  -------------------------------------
                                  Keith A. Bostian, Ph.D.
                                  Address:
                                          -----------------------------


SERIES A INVESTOR:                MICROCIDE PHARMACEUTICALS, INC.


                                  By: [SIG]
                                     ----------------------------------
                                  Title:
                                        -------------------------------
                                  Address:
                                        -------------------------------

                                  -------------------------------------



SERIES B AND C INVESTORS:         KLEINER PERKINS CAUFIELD & BYERS VIII
                                  By: KPCB VIII Associates, Its General Partner


                                  By: [SIG]
                                     ----------------------------------
                                      General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------

                                  KPCB VIII Founders Fund
                                  By: KPCB VIII Associates, Its General Partner

                                  By: [SIG]
                                     ----------------------------------
                                     General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------



                                  KPCB Life Science Zaibatsu Fund II
                                  By: KPCB VII Associates, Its General Partner

                                  By: [SIG]
                                     ----------------------------------
                                     General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------



                                  INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                                  By: Institutional Venture Management VII,
                                      L.P., its general partner

                                  By:
                                     ----------------------------------
                                     General Partner
                                  Address:
                                        -------------------------------

                                  -------------------------------------



                                  INSTITUTIONAL VENTURE
                                  MANAGEMENT VII, L.P.

                                  By:
                                     ----------------------------------
                                     General Partner
                                  Address:
                                        -------------------------------

                                  -------------------------------------


                                  IVP FOUNDERS FUND I, L.P.
                                  By: Its General Partner, Institutional Venture
                                      Management VI, L.P.

                                  By:
                                     ----------------------------------
                                     General Partner
                                  Address:
                                        -------------------------------

                                  -------------------------------------

                                  KPCB VIII Founders Fund
                                  By: KPCB VIII Associates, Its General Partner

                                  By:
                                     ----------------------------------
                                     General Partner
                                  Address:
                                        -------------------------------

                                  -------------------------------------



                                  KPCB Life Science Zaibatsu Fund II
                                  By: KPCB VII Associates, Its General Partner

                                  By:
                                     ----------------------------------
                                     General Partner
                                  Address:
                                        -------------------------------

                                  -------------------------------------



                                  INSTITUTIONAL VENTURE PARTNERS VII, L.P.
                                  By:Institutional Venture Management VII, L.P.,
                                     its general partner

                                  By: [SIG]
                                     ----------------------------------
                                     General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------



                                  INSTITUTIONAL VENTURE
                                  MANAGEMENT VII, L.P.

                                  By: [SIG]
                                     ----------------------------------
                                     General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------


                                  IVP FOUNDERS FUND I, L.P.
                                  By: Its General Partner, Institutional Venture
                                      Management VI, L.P.

                                  By: [SIG]
                                     ----------------------------------
                                     General Partner
                                  Address: 2750 SAND HILL ROAD
                                        -------------------------------
                                           MENLO PARK, CA 94025
                                  -------------------------------------

                                  ABINGWORTH BIOVENTURES II SICAV
                                  By:
                                     ----------------------------------
                                  Address:
                                        -------------------------------

                                  -------------------------------------

                                  ABINGWORTH BIOVENTURES II SICAV
                                  By:[SIG]
                                     ----------------------------------
                                  Address: Attorney-in-fact
                                        -------------------------------
                                           L-2015 Luxemborg
                                  -------------------------------------


                                      -9-